EXHIBIT 21.01
The Hartford Financial Services Group, Inc.
Organizational List – Domestic and Foreign Subsidiaries
1stAgChoice, Inc. (South Dakota)
Access CoverageCorp, Inc. (North Carolina)
Access CoverageCorp Technologies, Inc. (North Carolina)
Business Management Group, Inc. (Connecticut)
Cervus Claim Solutions, LLC (Delaware)
First State Insurance Company (Connecticut)
Fountain Investors I LLC (Delaware)
Fountain Investors II LLC (Delaware)
Fountain Investors III LLC (Delaware)
Fountain Investors IV LLC (Delaware)
FP R, LLC (Delaware)
FTC Resolution Company, LLC (Delaware)
Hart Re Group, L.L.C. (Connecticut)
Hartford Accident and Indemnity Company (Connecticut)
Hartford Administrative Services Company (Minnesota)
Hartford Casualty General Agency, Inc. (Texas)
Hartford Casualty Insurance Company (Indiana)
Hartford Fire General Agency, Inc. (Texas)
Hartford Fire Insurance Company (Connecticut)
Hartford Funds Distributors, LLC (Delaware)
Hartford Funds Management Company, LLC (Delaware)
Hartford Funds Management Group, Inc. (Delaware)
Hartford Group Benefits Holding Company (Delaware)
Hartford Holdings, Inc. (Delaware)
Hartford Insurance Company of Illinois (Illinois)
Hartford Insurance Company of the Midwest (Indiana)
Hartford Insurance Company of the Southeast (Connecticut)
Hartford Insurance, Ltd. (Bermuda)
Hartford Integrated Technologies, Inc. (Connecticut)
Hartford Investment Management Company (Delaware)
Hartford Life and Accident Insurance Company (Connecticut)
Hartford Life, Ltd. (Bermuda)
Hartford Lloyd’s Corporation (Texas)
Hartford Lloyd’s Insurance Company (Partnership) (Texas)
Hartford Management, Ltd. (Bermuda)
Hartford of Texas General Agency, Inc. (Texas)
Hartford Residual Market, L.L.C. (Connecticut)
Hartford Specialty Insurance Services of Texas, LLC (Texas)
Hartford STAG Ventures LLC (Delaware)
Hartford Strategic Investments, LLC (Delaware)
Hartford Underwriters General Agency, Inc. (Texas)
Hartford Underwriters Insurance Company (Connecticut)
Heritage Holdings, Inc. (Connecticut)
Heritage Reinsurance Company, Ltd. (Bermuda)
HIMCO Distribution Services Company (Connecticut)
HLA LLC (Connecticut)
HL Investment Advisors, LLC (Connecticut)
Horizon Management Group, LLC (Delaware)
HRA Brokerage Services, Inc. (Connecticut)
Lattice Strategies LLC (Delaware)
Maxum Casualty Insurance Company (Connecticut)
Maxum Indemnity Company (Connecticut)
Maxum Specialty Services Corporation (Georgia)
MPC Resolution Company LLC (Delaware)
New England Insurance Company (Connecticut)
New England Reinsurance Corporation (Connecticut)

I-6

New Ocean Insurance Co., Ltd. (Bermuda)
Nutmeg Insurance Agency, Inc. (Connecticut)
Nutmeg Insurance Company (Connecticut)
Pacific Insurance Company, Limited (Connecticut)
Property and Casualty Insurance Company of Hartford (Indiana)
Renato Acquisition Co. (Delaware)
Sentinel Insurance Company, Ltd. (Connecticut)
Trumbull Flood Management, L.L.C. (Connecticut)
Trumbull Insurance Company (Connecticut)
Twin City Fire Insurance Company (Indiana)
Y-Risk, LLC (Connecticut)

I-7